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                                                                  EXHIBIT 23(a)

                        INDEPENDENT ACCOUNTANTS' CONSENT

The Board of Directors
United National Bancorp:

We consent to incorporation by reference in the Registration Statement filed on Form S-4, pertaining to the proposed acquisition of Vista Bancorp, Inc., of our report dated January 17, 2001, relating to the consolidated balance sheets of United National Bancorp and subsidiaries as of December 31, 2000 and 1999 and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended
December 31, 2000, which report appears in the December 31, 2000 Annual Report on Form 10-K of United National Bancorp and is incorporated by reference herein and to the reference to our firm under the heading 'Experts' in the joint proxy statement/prospectus.

                                          KPMG LLP

                                          /s/ KPMG LLP

Short Hills, New Jersey
March 6, 2002